UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 31, 2015
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, Flex Pharma, Inc., a Delaware corporation (the "Company"), filed a Current Report on Form 8-K (the "Original Form 8-K") with the U.S. Securities and Exchange Commission to report, among other things, that Robert Perez had been elected to the Company's Board of Directors (the "Board"). This Amendment No. 1 to Current Report on Form 8-K/A amends and supplements the Original Form 8-K to report Mr. Perez's election to the Compensation Committee of the Board. The Original Form 8-K otherwise remains the same as amended and supplemented by this Amendment No. 1.

On December 22, 2015, the Board, following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mr. Perez to the Compensation Committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: December 22, 2015
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary